AMENDMENT and WAIVER

                                       to

                                CREDIT AGREEMENT

         This Amendment and Waiver to Credit Agreement ("Amendment and Waiver") is dated as of August 31, 1999 by the BANKS listed on the signature pages hereof (the "Banks").

                                   WITNESSETH

         WHEREAS, EFTC Corporation (the "Borrower"), the Banks and Bank One, Colorado, N.A., as Agent (the "Agent"), are parties to a Credit Agreement dated as of September 30, 1997, as amended by the Restated and Amended Credit Agreement dated as of March 12, 1999, as amended (the "Credit Agreement") (capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement);

         WHEREAS, the Borrower intends to enter into an Asset Purchase Agreement between Jabil Circuit, Inc., and the Borrower, CTLLC Acquisition Corp., Circuit Test, Inc., Airhub Service Group, L.C. and Circuit Test International, L.C., dated as of August 31, 1999 (the AAsset Purchase Agreement); and

         WHEREAS, pursuant to the Asset Purchase Agreement, the Borrower and certain Affiliates of the Borrower, will sell certain specified assets of the EFTC Services Division to Jabil Circuit, Inc. (the ATransaction); and

         WHEREAS, the Borrower has requested a waiver of certain provisions of the Credit Agreement to permit the transactions contemplated by the Asset Purchase Agreement.

         NOW THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, the parties hereto agree as follows:

         1. Amendment. The defined term "Eligible Inventory" in Section 1.1 of the Credit Agreement is amended by the addition of a new subsection (ix), that shall read in its entirety as follows:

         (ix) any Inventory that is excluded from or is consigned pursuant to the Asset Purchase Agreement dated August 31, 1999 between Jabil Circuits, Inc. and the Borrower, CTLLC Acquisition, Circuit Test, Airhub Services and Circuit Test International.

         2. Waiver and Authorization. Pursuant to Section 8.1 of the Credit Agreement, the Banks hereby provide a waiver of Section 5.2(g) of the Credit Agreement and applicable provisions of the Collateral Documents to permit the Borrower to enter into the Asset Purchase Agreement and to consummate the Transaction. The Banks authorize the Agent to execute and deliver to the Borrower Uniform Commercial Code termination statements and such other documents, all in form and substance satisfactory to the Agent, and take such other actions as the Agent deems necessary to release the Security Interest of the Agent, on behalf of the Banks, in the assets sold to Jabil Circuit, Inc. pursuant to the Asset Purchase Agreement.

         3. Conditions Precedent. In the judgement of the Agent, each of the following conditions shall have been satisfied:

             (a) The Agent shall have reviewed and approved the form and substance of the Asset Purchase Agreement and all schedules, exhibits, agreements and instruments evidencing the Transaction;


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             (b)    The Agent shall have received evidence satisfactory to it, that the Transaction shall be ready for closing in accordance with the terms of the attached Exhibit A;

            (c) A Reaffirmation of Guaranty, in form and substance satisfactory to the Agent, shall have been executed and delivered to the Agent by all of the Guarantors;

             (d) All Net Proceeds arising out of the Asset Purchase Agreement, which shall be no less than $28,000,000, shall be paid to the Banks as a Mandatory Repayment pursuant to
                    Section 2.7 of the Credit Agreement.

             (e) The Borrower shall have paid the reasonable legal fees and expenses incurred by the Agent in connection with the preparation of this Amendment and Waiver and related instruments.

         4. Representations and Warranties. In order to induce the Banks to agree to this Amendment and Waiver, the Borrower makes the following representations and warranties, which shall survive the execution and delivery of this Amendment and Waiver:

                  (a) Prior to and as of the date first referenced above, no Event of Default has occurred and is continuing and no Event of Default will exist immediately after giving effect to the amendment contained herein; and

                  (b) Each of the representations and warranties set forth in
                  Article IV of the Credit Agreement are true and correct as though such representations and warranties were made at and as of the Amendment and Waiver Effective Date, except to the extent that any such representations or warranties are made as of a specified date or with respect to a specified period of time, in which case such representations and warranties shall be made as of such specified date or with respect to such specified period. Each of the representations and warranties made under the Credit Agreement shall survive to the extent provided therein and not be waived by the execution and delivery of this Amendment and Waiver.

         5. Effectiveness. The waiver to the Credit Agreement and release of Security Interest set forth in Section 1 shall become effective as of the date first referenced above as of the date the Agent shall have received this Amendment and Waiver, executed and delivered by the Borrower and the Banks and all of the conditions precedent set forth in Section 2 above, have been satisfied. The Agent shall confirm to the Borrower in writing when in its judgement all of the conditions precedent to the Waiver have been satisfied (the "Amendment and Waiver Effective Date").

         6. Indemnity. Borrower agrees to indemnify the Agent and the Banks, from and against any and all losses, liabilities, claims and damages or expenses, including without limitation, reasonable attorneys fees and disbursements of counsel, incurred by any of them, arising out of or by reason of any litigation or other proceedings (including any negotiations, threatened, investigations, litigation or other proceedings) relating to any claims or controversies raised by the Agent, a Bank, Jabil Circuits, Inc. or any other Person concerning the specific Property that is subject to the release of the Agent's Security Interest with respect to the Transaction, but excluding any such losses, liabilities, claims, damages or expenses that are determined pursuant to a final, non-appealable order of a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of the Person to be indemnified. This indemnity shall survive the execution and delivery of this Amendment and Waiver.

         7. Counterparts. This Amendment and Waiver may be executed in counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.

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         8. Expenses. The Borrower agrees to pay all reasonable costs and expenses, including filing and recording fees, incurred by the Agent in connection with the preparation, execution and delivery of this Amendment and Waiver and any other documents or instruments which may be delivered in connection herewith, including without limitation, the reasonable fees and expenses of Davis, Graham & Stubbs LLP, counsel for the Agent.

         9. Governing Law. The rights and duties of the Borrower, the Banks and the Agent under this Amendment and Waiver shall be governed by the law of the State of Colorado.

         10. Ratification. The Credit Agreement is and shall continue to be in full force and effect and is hereby in all respects confirmed, approved and ratified. All terms and conditions of the Credit Agreement remain the same.

         IN WITNESS WHEREOF the Banks have caused this Waiver to be duly executed as of the date first written above.

BANK ONE, COLORADO, N.A.,                   KEYBANK NATIONAL ASSOCIATION
as Agent and Bank

By /s/ David L. Ericson                     By /s/ Mary K. Young
       David L. Ericson                          Mary K. Young
       Vice President                            Assistant Vice President


NATIONAL BANK OF CANADA                     MITSUI LEASING CAPITAL
CORPORATION

By /s/ Andrew M. Conneen, Jr.                By /s/ R. Wayne Hutton
       Andrew M. Conneen, Jr.                       R. Wayne Hutton
       Vice President                                Senior Vice President

By /s/ Raymond L. Yager
       Raymond L. Yager
       Vice President

AGREED AND ACCEPTED:

EFTC CORPORATION

By /s/ Stuart W. Fuhlendorf
       Stuart W. Fuhlendorf
       Chief Financial Officer
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